EXHIBIT A

                          JOINT FILING STATEMENT


     Pursuant to Rule 13d-1(k) (1), we, the undersigned, hereby express our agreement that the attached Schedule 13D is filed on behalf of each of us.

Date:  October 9, 1998

 ARSENE KRONSHAGEN                 HARAX HOLDINGS, S.A.


By: /s/ Arsene Kronshagen           By: /s/ Luisella Moresche
    _____________________              _____________________
Name:  Arsene Kronshagen            Name:  Luisella Moresche

























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